EMPLOYMENT AGREEMENT

             AN AGREEMENT made as of the 31st day of August, 1995, by and between OSHKOSH TRUCK CORPORATION, a Wisconsin corporation (the "Company"), and PAUL C. HOLLOWELL (the "Executive").


                              W I T N E S S E T H :

             WHEREAS, the Executive has been serving as Executive Vice President of the Company and as President of Oshkosh Truck International Inc., a subsidiary of the Company ("Oshkosh International");

             WHEREAS, the Company desires to continue to retain the services of the Executive, and the Executive desires to continue to be employed by the Company, on the terms and conditions set forth in this Agreement; and

             WHEREAS, in consideration of the Company's commitment to employ the Executive during the term of this Agreement, the Executive is willing to agree to the provisions respecting noncompetition and protection of Confidential Information (as defined below) set forth herein.

             NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

             1. Employment and Duties. The Company hereby agrees to continue to employ the Executive, and the Executive hereby agrees to continue to be employed by the Company. The Executive's current responsibilities include leadership of the Company's defense business strategy; marketing and planning for both domestic and foreign sales of military products; and responsibility for all international strategy, marketing and sales. The Executive also serves as a member of the Chairman's Council, the primary executive advisory council to the Company's Chairman and Chief Executive Officer.

             2. Term. The employment of the Executive will continue until the occurrence of the first of the following events:

             (a) The last day of the Company's 1997 fiscal year, subject to extension as described below; or

             (b)  The Executive's death; or

             (c) The Executive shall have become totally disabled within the meaning of the Oshkosh Truck Corporation Long Term Disability Program for Salaried Employees (the "LTD Program") such that the Executive is entitled to receive benefits under the LTD Program; or

             (d)  Termination of this Agreement under Section 8 hereof.

   If the Executive's employment continues following the date and extension identified in clause (a) above and a Renewal Notice is not provided, then for so long as the Executive is employed by the Company the Executive shall be an at-will employee. The provisions of Sections 6, 7 and 10 shall survive the expiration of the term of this Agreement.

             The last date on which the Executive's employment hereunder may terminate pursuant to paragraph (a) may be extended at successive one-year intervals if the Company has provided a written notice of renewal (a "Renewal Notice") to the Executive on or before June 30 in the year prior to the year in which the Executive's employment hereunder would terminate but for the application of this sentence. As an example, if the Company gives a Renewal Notice to the Executive on or before June 30, 1996, the date set forth in Section 2(a) shall be changed from the last day of the Company's 1997 fiscal year to the last day of the Company's 1998 fiscal year. If a Renewal Notice is not given within the prescribed time and unless otherwise agreed in writing by the parties, then the Executive's employment hereunder may terminate in accordance with the provisions of this Section 2 (as paragraph (a) may have been previously extended by the parties) and Section 9. In addition, the Executive may terminate his employment hereunder at any time upon thirty (30) days' written notice to the Company.

             3. Compensation. During the term of this Agreement, the Executive shall be entitled to the following compensation for services rendered to the Company and Oshkosh International:

             (a) Base Salary. The Executive shall receive a base salary, payable not less frequently than monthly in arrears, at the annual rate of $170,000. The Board of Directors of the Company shall review the Executive's base salary annually to determine whether such salary should be increased based upon the Company's performance and/or the Executive's performance and upon such other criteria as the directors shall consider in their sole discretion. (In this Agreement, the term "Base Salary" shall mean the amount established and adjusted from time to time pursuant to this paragraph (a).)

             (b) Annual Bonus. The Executive shall be entitled to participate in the bonus plan for senior management personnel of the Company, subject to all of the terms and conditions of the plan. In the bonus plan, the Executive will have a bonus potential of 50% of his Base Salary unless modified by the Board of Directors in accord with an overall bonus modification for all senior executives.

             (c) Vacations and Holidays. The Executive shall be entitled to receive 20 days of paid vacation per year together with the paid holidays available to all other senior management personnel.

             (d) Fringe Benefits. The Executive shall be entitled to participate in all fringe benefit plans and programs in effect from time to time for, and on the same basis as, all other senior executives of the Company, including medical and dental insurance, expense reimbursements, pension and retirement benefits and other similar benefits.

             4. Reimbursements. The Company shall reimburse the Executive for actual out-of-pocket costs incurred by him in the course of carrying out his duties hereunder, such reimbursements to be made in accordance with the policies and procedures of the Company in effect from time to time.

             5. Withholding. All payments under this Agreement shall be subject to withholding or deduction by reason of the Federal Insurance Contributions Act, the federal income tax and state or local income tax and similar laws, to the extent such laws apply to such payments.

             6. Noncompetition. In consideration of the Company's commitment to employ the Executive during the term of this Agreement, the Executive agrees that, except in the event of a material breach of this Agreement by the Company, for a period of one year after the termination of the Executive's active employment with the Company (whether such termination occurs before or after the expiration of the term of this Agreement), he shall not, except as permitted by the Company's prior written consent, engage in, be employed by, or in any way advise or act for, or have any financial interest in, any business that, as of the date of such termination, is engaged directly or indirectly in a business that is similar or identical to any business engaged in by the Company or any of its subsidiaries that was within the scope of the Executive's duties, activities or knowledge. The geographic scope of the Executive's agreement not to compete shall extend to all of the United States and to any other country if the Company has directly or indirectly (i) sold product for delivery to a customer in that country during the 36 months preceding the date of termination, (ii) actively sought to sell product for delivery to any customer in that country during such period or
   (iii) made plans, in which the Executive participated, to sell product for delivery to any customer in that country during such period, whether or not the Company pursued or abandoned such plans prior to the date of termination. The ownership of minority and noncontrolling shares of any corporation whose shares are listed on a recognized stock exchange or traded in an over-the-counter market, even though such corporation may be a competitor of the Company or any subsidiary specified above, shall not be deemed as constituting a financial interest in such competitor. This covenant shall survive the termination of this Agreement.

             7.   Confidential Information.

             (a) Defined. "Confidential Information" shall mean ideas, information, knowledge and discoveries, whether or not patentable, that are not generally known in the trade or industry and about which the Executive has knowledge as a result of his employment with the Company, including without limitation defense product engineering information, marketing, sales, distribution, pricing and bid process information, product specifications, manufacturing procedures, methods, business plans, marketing plans, internal memoranda, formulae, trade secrets, know-how, research and development and other confidential technical or business information and data. Confidential Information shall not include any information that the Executive can demonstrate is in the public domain by means other than disclosure by the Executive.

             (b) Nondisclosure. For a period of five years after the termination of the Executive's active employment with the Company (whether such termination occurs before or after the expiration of the term of this Agreement) and indefinitely thereafter in respect of any Confidential Information that constitutes a trade secret or other information protected by law, the Executive will keep confidential and protect all Confidential Information known to or in the possession of the Executive, will not disclose any Confidential Information to any other person and will not use any Confidential Information, except for use or disclosure of Confidential Information for the exclusive benefit of the Company as it may direct or as necessary to fulfill the Executive's continuing duties as an employee of the Company.

             (c) Return of Property. All memoranda, notes, records, papers, tapes, disks, programs or other documents or forms of documents and all copies thereof relating to the operations or business of the Company or any of its subsidiaries that contain Confidential Information, some of which may be prepared by the Executive, and all objects associated therewith in any way obtained by him shall be the property of the Company. The Executive shall not, except for the use of the Company or any of its subsidiaries, use or duplicate any such documents or objects, nor remove them from facilities and premises of the Company or any subsidiary, nor use any information concerning them except for the benefit of the Company or any subsidiary, at any time. The Executive will deliver all of the aforementioned documents and objects, if any, that may be in his possession to the Company at any time at the request of the Company.

             8.   Termination for Cause.

             (a) By the Company. The Executive agrees that this agreement may be terminated by the Company at any time for theft, dishonesty, fraudulent conduct, disclosure of trade secrets, gross dereliction of duty or other grave misconduct on the part of the Executive which is substantially injurious to the Company.

             (b) By the Executive. The Executive may terminate this Agreement at any time in the event of a material breach by the Company of the terms and conditions of this Agreement.

             9. Continuing Liability. Unless this Agreement is terminated by the Company as provided in Section 8 and except in the event of the voluntary resignation (other than pursuant to Section 8), retirement, disability, or death of the Executive, the Company shall have no right to terminate the Agreement without the continuing liability to the Executive for the unexpired term for the Base Salary and fringe benefits provided in this Agreement, in which event:

             (a) An amount equal to the largest bonus paid or payable to the Executive by the Company with respect to any 12 consecutive month period during the three years ending with the date of termination of this Agreement shall be considered an increase in Base Salary as of January 1 of the year in which such termination occurs for the purpose of determining continued liability to the Executive; and

             (b) The Company shall provide the Executive with fringe benefits, but in no event shall fringe benefits be reduced in type or amount from the level of fringe benefits being received by the Executive as of the date of termination of this Agreement.

   The Company shall have a continuing liability to the Executive in the event the Executive terminates this Agreement pursuant to the provisions of Section 8(b) unless the Board of Directors of the Company shall determine in good faith that there has not been such a material breach by the Company as to constitute good cause for termination by the Executive pursuant to Section 8(b). In the event of such determination, the Executive shall be deemed to have voluntarily resigned without cause; provided, however, that any such determination by the Board of Directors shall be subject to judicial review.

             10.  Successors.

             (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

             (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors.

             11.  Miscellaneous.

             (a) Severability. This Agreement is to be governed by and construed according to the laws of the State of Wisconsin. If any provision of this Agreement shall be held invalid and unenforceable for any reason whatsoever, such provision shall be deemed deleted and the remainder of the Agreement shall be valid and enforceable without such provision.

             (b) Amendments. This Agreement may be modified only in writing signed by the parties hereto.

             (c) Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                  (i)  If to the Executive:

                       Paul C. Hollowell
                       1004 Washington Avenue
                       Oshkosh, WI  54901
                            or, in person, by hand to the Executive at the Executive's place of employment

                  (ii) If to the Company:

                       Oshkosh Truck Corporation
                       2307 Oregon Street
                       P.O. Box 2566
                       Oshkosh, WI  54903-2566
                       Attn:  Corporate Secretary

   or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notices and communications shall be effective when personally delivered or on the second business day following the day on which such item was mailed.

             (d) Entire Agreement. This Agreement contains the entire understanding between the Company and the Executive with respect to the subject matter hereof, except for the following additional agreements between the Company and the Executive:

                  (i) Key Executive Employment and Severance Agreement (the "KEESA");

                  (ii) Any stock option agreement under the Company's 1990 Incentive Stock Plan, as amended; and

                  (iii) Any award agreement under the Company's 1994 Long-Term Incentive Compensation Plan.

   Anything in this Agreement to the contrary notwithstanding, in the event of a Change in Control of the Company (as defined in the KEESA) at a time that the KEESA is in effect, then the rights and obligations of the Company and the Executive in respect of the Executive's employment shall be determined in accordance with the KEESA rather than under this Agreement.

             IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

                                 OSHKOSH TRUCK CORPORATION


                                 By:  /s/ R. Eugene Goodson
                                      R. Eugene Goodson

                                 Title:    Chairman and Chief Executive
                                           Officer

                                 Date:     September 18, 1995

                                 Attest:   /s/ Connie S. Stellmacher



                                 AGREED TO:



                                 By:  /s/ Paul C. Hollowell
                                      Paul C. Hollowell

                                 Title:    Executive Vice President and
                                           President - Oshkosh Truck
                                           International

                                 Date:     August 21, 1995

                                 Attest:   /s/ Connie S. Stellmacher